STATE OF CALIFORNIA
Office of the Secretary of State
ARTICLES OF INCORPORATION
CA GENERAL STOCK CORPORATION
California Secretary of State
1500 11th Street
Sacramento, California 95814
(916) 653-3516

For Office Use Only

-FILEDFile No.: 6057811
Date Filed: 1/18/2024

Corporation Name

Corporation Name

OBSIDIAN PRIME INC

Initial Street Address of Principal Office of Corporation

Principal Address

3130 BALFOUR ROAD
SUITE D
BRENTWOOD, CA 94513

Initial Mailing Address of Corporation

Mailing Address

3130 BALFOUR ROAD
SUITE D
BRENTWOOD, CA 94513

Attention

Jeffrey Morton

Agent for Service of Process

Agent Name

JEFFREY MORTON

Agent Address

3130 BALFOUR ROAD
SUITE D
BRENTWOOD, CA 94513

Shares

The total number of shares the corporation is authorized to issue is: 500,000,000
Does the corporation have more than one class or series of shares? No
Purpose Statement

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
Additional information and signatures set forth on attached pages, if any, are incorporated herein by reference and made part of this filing.

B2423-5174 01/18/2024 7:15 AM Received by California Secretary of State

6057811

Electronic Signature

By checking this box, I acknowledge that I am electronically signing this document as the incorporator of the Corporation and that all information is true and correct.

JEFFREY MORTON

01/16/2024

Incorporator Signature

Date